UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of earliest event reported:  March 4, 2019

Commission File Number	Exact name of registrant as specified in its charter, address of principal executive office and registrant's telephone number	IRS Employer Identification Number
1-36518	NEXTERA ENERGY PARTNERS, LP	30-0818558
700 Universe Boulevard Juno Beach, Florida 33408 (561) 694-4000

State or other jurisdiction of incorporation or organization:  Delaware

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS
Item 1.01 Entry into a Material Definitive Agreement
(a)    On March 4, 2019, an indirect subsidiary of NextEra Energy Partners, LP (NEP), NextEra Energy Partners Acquisitions, LLC (NEP Acquisitions), entered into a purchase and sale agreement with NEP US SellCo, LLC (the seller) and ESI Energy, LLC, both of which are subsidiaries of NextEra Energy Resources, LLC. Pursuant to the terms of the purchase and sale agreement, NEP Acquisitions agreed to acquire from the seller:

•	100% of the membership interests in Ashtabula Wind II, LLC, a project company that owns a 120 megawatt (MW) wind generation facility located in North Dakota;

•	100% of the membership interests in Garden Wind, LLC, a project company that owns a 150 MW wind generation facility (Story County II) located in Iowa;

•
100% of the membership interests in White Oak Energy Holdings, LLC, which, at closing, is expected to own 100% of the membership interests of White Oak Energy LLC, which owns a 150 MW wind generation facility located in Illinois;

•
100% of the Class C membership interests in Rosmar Holdings, LLC, which represent a 49.99% noncontrolling ownership interest in two solar generation facilities, Marshall and Roswell, with a total combined generating capacity of approximately 132 MW located in Minnesota and New Mexico, respectively; and

•	49.99% of the membership interests, representing a controlling ownership interest, in Silver State South Solar, LLC, which indirectly owns a 250 MW solar generation facility located in Nevada.

The acquisition of the foregoing membership interests is expected to close during the second quarter of 2019 for a total purchase price of approximately $1,020 million, subject to customary working capital and other adjustments. The transaction is subject to the receipt of regulatory approvals and satisfaction of customary closing conditions.

NEP expects to fund the purchase price for the acquisition through capacity under a credit facility. Funds drawn under the credit facility are expected to be immediately partially repaid with the net proceeds of the $900 million financing transaction described in (b) below.

The purchase and sale agreement contains customary representations, warranties and covenants by the parties. The parties are obligated, subject to certain limitations, to indemnify each other for certain customary and other specified matters, including breaches of representations and warranties, nonfulfillment or breaches of covenants and for certain liabilities and third-party claims.

The terms of the purchase and sale agreement were unanimously approved by NEP’s conflicts committee, which is comprised of the independent members of the board of directors of NEP. The conflicts committee retained independent legal and financial advisors to assist in evaluating and negotiating the acquisition. In approving the acquisition, the conflicts committee based its decision, in part, on an opinion from its independent financial advisor.

The foregoing description of the purchase and sale agreement is qualified in its entirety by reference to the agreements filed as Exhibits 2.1 and 2.2 to this Current Report on Form 8-K and incorporated herein by reference.

(b)    On March 4, 2019, NEP and two of its indirect subsidiaries, NEP Renewables Holdings II, LLC (NEP Renewables Holdings II) and NEP Renewables II, LLC (NEP Renewables II), entered into a membership interest purchase agreement (membership purchase agreement) with Nitrogen TL Borrower LLC, which is owned by funds managed by Kohlberg Kravis Roberts & Co. L.P. (together with its affiliates, KKR) for the purpose of financing the acquisition of the projects described above and the recapitalization of four existing wind projects indirectly owned by NEP. KKR has committed to pay approximately $900 million to NEP Renewables Holdings II for 100% of the noncontrolling Class B membership interest in NEP Renewables II, subject to the specified conditions set forth in the membership purchase agreement. NEP Renewables Holdings II will retain 100% of the Class A membership interest and NEP will consolidate NEP Renewables II. Prior to closing, NEP Acquisitions will transfer to NEP Renewables II the ownership interests purchased from NEER as described in (a) above as well as 100% of the membership interests in entities that own (1) Perrin Ranch Wind Energy Center, an approximately 99 MW wind generation facility located in Arizona; (2) Tuscola Bay Wind Energy Center, a 120 MW wind generation facility located in Michigan; (3) Ashtabula Wind III Energy Center, an approximately 62 MW wind generation facility located in North Dakota; and (4) Stateline Wind Energy Center, a 300 MW wind generation facility located in Oregon and Washington.

Under the amended and restated limited liability company agreement for NEP Renewables II (the LLC agreement) that will be entered into at closing, NEP, through its indirect ownership of NEP Renewables Holdings II, will receive approximately 95% of NEP Renewables II’s cash distributions for the first six years after closing, and KKR will receive 5%, which implies a yield to KKR of less than 1% per year for the first six years. From the third and one-half to the sixth anniversary of the closing, NEP has the option (the buyout right), subject to certain limitations and extensions, to periodically purchase KKR’s interest in NEP Renewables at a buyout price that implies a fixed pre-tax annual return of approximately 8.3% to KKR (inclusive of all prior distributions). If exercised, NEP has the right to pay at least 70 percent of the buyout price in NEP non-voting common units, issued at the then-current market price of NEP common units, with the balance paid in cash, subject to limitations as described in the LLC agreement. Following the sixth anniversary after closing, if NEP has not exercised its entire buyout right, or following year four and a half if certain minimum buyouts have not occurred, KKR’s allocation of distributable cash flow from the portfolio for the portion of the Class B membership interests that KKR still owns would increase to 99%. Beginning January 1, 2025, NEP will give KKR, under a registration rights agreement to be entered into at closing, certain rights to require NEP, under certain circumstances, to initiate underwritten offerings for the units that are issuable if NEP exercises the buyout right.

Following any exercise of the buyout right, KKR will have, among other terms, the right to receive pro rata quarterly cash distributions with respect to the NEP non-voting common units it owns and rights, subject to certain limitations, to convert the NEP non-voting common units into NEP common units on a one-for-one basis.

The foregoing description of the membership purchase agreement is qualified in its entirety by reference to the agreement filed as Exhibit 2.3 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Description
2.1*
Amended and Restated Purchase and Sale Agreement, dated as of February 22, 2016, by and between NEP US SellCo, LLC and NextEra Energy Partners Acquisitions, LLC, as amended by First Global Amendment to Amended and Restated Purchase and Sale Agreement, dated as of September 8, 2016, by and between NEP US SellCo, LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC (filed as Exhibit 2.1 to Form 10-Q for the quarter ended September 30, 2017, File No. 1-36518)

2.2
Amendment to Amended and Restated Purchase and Sale Agreement (2019 Projects Annex), dated as of March 4, 2019, by and among NEP US SellCo LLC, NextEra Energy Partners Acquisitions, LLC and ESI Energy, LLC

2.3	Membership Interest Purchase Agreement, dated as of March 4, 2019, between NEP Renewables, LLC, NextEra Energy Partners, LP, NEP Renewables Holdings, LLC and the Class B purchasers party thereto
__________________________

*	Incorporated herein by reference.

Schedules attached to the agreements have been omitted pursuant to Item 601(b)(2) of Regulation S-K. NEP will furnish the omitted schedules to the SEC upon request by the Commission

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 7, 2019

NEXTERA ENERGY PARTNERS, LP
(Registrant)

JAMES M. MAY
James M. May Controller and Chief Accounting Officer

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